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                                                                   Exhibit (a.2)

                               ING PARTNERS, INC.

                              ARTICLES OF AMENDMENT

          ING PARTNERS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Charter of the Corporation is hereby amended by renaming the classified shares of capital stock of the ING DSI Enhanced Index Portfolio as follows:

       Old Name                                           New Name
       --------                                           --------

ING DSI Enhanced Index .........................  ING Aeltus Enhanced Index
Portfolio - Initial Class                         Portfolio - Initial Class

ING DSI Enhanced Index .........................  ING Aeltus Enhanced Index
Portfolio - Adviser Class                         Portfolio - Adviser Class

ING DSI Enhanced Index .........................  ING Aeltus Enhanced Index
Portfolio - Service Class                         Portfolio - Service Class

          SECOND: The foregoing amendment to the Charter was duly approved by a majority of the entire Board of Directors of the Corporation at a meeting held on October 22, 2003.

          THIRD: The foregoing amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

          FOURTH: The foregoing amendment shall be effective on January 23, 2004.

     IN WITNESS WHEREOF, ING Partners, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on this 20th day of January, 2004.

                                                  ING PARTNERS, INC.


                                                  By: /s/ Laurie M. Tillinghast
                                                      -------------------------
                                                      Laurie M. Tillinghast
                                                      Vice President

WITNESS:


/s/ Megan L. Dunphy
-------------------
Megan L. Dunphy
Assistant Secretary
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                                   CERTIFICATE

          THE UNDERSIGNED, President of ING PARTNERS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.


                                                  /s/ Laurie M. Tillinghast
                                                  -------------------------
                                                  Laurie M. Tillinghast
                                                  Vice President